N E T W O R K 1 F I N A N C I A L

              S  E  C  U  R  I  T  I  E  S , I N C .

 FINDER’S AGREEMENT

          FINDER’S AGREEMENT dated as of May 12th, 2021 (this “Agreement”) by and between Video River Networks, Inc. (the “Company”) and Network 1 Financial Securities, Inc. (the “Finder”).

       WHEREAS, the Finder has indicated that the Finder has the ability to introduce the Company to one or more investors, business and/or financing opportunities (each a “Target”) wherein the Company may take advantage of such opportunities by the sale of stock or adding debt or any hybrid thereof, or any similar transaction or combination thereof involving such Target(s) (each a “Securities Transaction” or “Transaction”)

       WHEREAS, this Finder, other than to identify such Target(s), is not obligated to undertake any duties or to obtain or assemble any information or to render any analytical support or inputs or to spend any minimum amount of time in providing any services pursuant to this Finder’s Agreement; and

  WHEREAS, this Finder’s Agreement shall not be construed as a firm commitment by the Finder to identify any Target(s) or any assurance that Finder will identify any Targets to the Company: and

  WHEREAS, the Company is willing to compensate the Finder for introducing such Target(s), as provided for herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the Finder and the Company hereby agree as follows:

1.            Services.   The Finder hereby agrees to attempt to identify Targets.  The Finder does not guarantee or warrant the accuracy or completeness of information, if any, provided to the Company by a Target or by the Finder concerning a Target. The Company is encouraged to perform its own due diligence and analyses concerning any Target(s).  The decision to consummate a Transaction with a Target as well as the aggregate consideration amount and structure shall be determined by the Company in its sole and absolute discretion.

Network 1 Financial Securities, Inc.

Finder’s Agreement

2.            Compensation.   At the closing of each offering (each, a “Closing”), the Company shall compensate Network 1 as follows:

a.               Cash Fee. The Company shall pay to Network 1 a cash fee, or as to an underwritten Offering an underwriter discount, equal to seven percent (7.0%) of the aggregate gross proceeds raised in each Offering

3.            Termination.  This Finder’s Agreement shall continue in effect for a period of twelve (12) months from the date of this Finder’s Agreement and may be terminated upon thirty (30) day written notice of either party to terminate the Finder’s Agreement.  Should the Company effectuate a Transaction as defined in this Agreement with any of the Target(s) identified by Finder in a period of a twenty-four (24) month after termination of Agreement, Finder will be due full Finder’s Fee as defined here in.

4.            Non-Circumvent. The Company hereby irrevocably agrees not to circumvent, avoid, bypass, or obviate, directly or indirectly, the intent of this Agreement through any transaction, transfer, pledge, agreement, recapitalization, loan, lease, assignment, or otherwise. The Company (including affiliates of such parties) agrees that it will not attempt, directly or indirectly, to contact parties introduced to the Company by the Finder on matters described in this Agreement or contact or negotiate with any confidential source provided by Network 1, except through Network 1 or with the expressed written consent of Network 1 as to each such contact.

The Company and any of its Board of Directors, Officers, or Employees shall not contact, deal with, or otherwise become involved in any transaction with any corporation, partnership, individual, banks, trust or lending institutions introduced by or through Network 1 without the permission of Network 1. Any violation of this provision shall be deemed an attempt to circumvent this provision, and the Company shall be liable for damages in favor of the circumvented party.

5.            Independent Contractor.  The Finder is an independent contractor, and nothing herein shall create any partnership joint venture or employer-employee relationship.  The Finder shall not have the right or authority to legally bind the Company and the Finder shall not represent to any third party that the Finder can legally bind or otherwise obligate the Company.

6.            Disclosure.  Any financial or other advice, descriptive memoranda or other Documentation provided by the Finder pursuant to this Finder’s Agreement may not be disclosed publicly or to any third party in any manner without the prior written approval of the Finder.  All non-public information give to the Finder by the Company or by a Target or the Finder to the Company will be considered as confidential information and shall be maintained as such by the Finder and by the Company, respectively, until the same becomes known to third parties or the public without release thereof by the Finder or the Company, respectively.

Network 1 Financial Securities, Inc.

Finder’s Agreement

The Finder may advertise the conclusion of any Transaction in the financial press. The Company shall provide to the Finder full, complete and accurate information regarding the Company’s business, prospects, financial information, etc. shall be solely responsible for the accuracy and completeness of all disclosures regarding the Company and shall promptly advise the Finder of any material changes in any information previously provided to the Finder or distributed to prospective Targets.

7.            Indemnity.   The Company in connection with the Finder’s engagement hereby indemnifies the Finder from any pending or threatened claim, or any litigation, proceeding or other action in connection with or arising out of or relating to the engagement of the Finder under Finder’s Agreement, provided that such indemnity shall not apply with respect to any conduct of Finder that constitutes a material breach of its obligations under this agreement.

8.            Finder’s Representation and Warranties.  The Finder hereby represents and warrants that it is a broker-dealer registered under the United States Securities Act of 1933, as amended and regulations thereunder, as well as applicable state securities laws and regulations.  The Finder further represents and warrants that its activities in connection with this Agreement are in accordance with and in compliance with such laws and regulations.

9.            Entire Agreement, etc.   This Finder’s Agreement sets forth the entire understanding and agreement of the Company and the Finder concerning the subject matter hereof and supersedes any prior communications, understandings and agreements between the parties.  This Finder’s Agreement may not be amended, supplemented or modified, not can any of its provisions be waived, except by a writing signed by the Company and the Finder.  The Finder may not assign this Finder’s Agreement or delegate any of its duties hereunder without prior written consent of the Company.

10.        Governing Law.   This Finder’s Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without regard to principles of conflicts of law provisions.  This Finder’s Agreement shall not be interpreted or construed with any presumption against the party which caused this Finder’s Agreement to be drafted.

11.        Counterparts.   This Finder’s Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

Network 1 Financial Securities, Inc.

Finder’s Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Finder’s Agreement on the day and year first above written. If Video River Networks, Inc. finds the foregoing is in accordance with its understanding with Network 1 Financial Securities, Inc., kindly sign and return to Network 1 Financial Securities, Inc. a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between Video River Networks, Inc. and Network 1 Financial Securities, Inc. Network 1 will remain committed to entering into this agreement provided it is executed by you on or before May 14th, 2021.

Very truly yours,

NETWORK 1 FINANCIAL SECURITIES, INC.

 By: ______________________________________

Edward Cabrera

  By: ______________________________________

Damon Testaverde

 Accepted and Agreed:

Video River Networks, Inc.

By: ___________________________________

 Frank Igwealor

 CEO

Network 1 Financial Securities, Inc.

Finder’s Agreement

ATTACHMENT 1

AUTHORIZATION OF PAYMENT

I, Frank Igwealor, on behalf of Video River Networks, Inc., authorize the lender/investor to pay Network 1 Financial Securities directly from escrow, at closing, for any funding as instructed in section 2 of this engagement letter dated May 12th, 2021. This authorization is to remain in full force and in effect unless written authorization by Network 1 Financial Securities is provided to the lender/investor to revoke this agreement. Please wire the funds to the wire instruction provided below.

AGREED TO BY Video River Networks, Inc.; this the _______   Day of May 2021.

Video River Networks, Inc.

By: ______________________________________

       Frank Igwealor

       CEO

Network 1 Financial Securities, Inc.

Bank: Investors Bank – Short Hills, NJ

ABA #: 221 272 031

Account: Network 1 Financial Securities, Inc.

Account #: 1000518192

SWIFT CODE: IBNJUS33

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